 ("Auditor's Logo")

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated February 24, 2003, on the financial statements of J-Pacific Gold Inc. for the years ended December 31, 2002 and 2001 in the Company's Report on Form 20F. We also consent to application of such report to the financial information in the Report on Form 20F, when such financial information is read in conjunction with the financial statements referred to in our report.

Vancouver, Canada	"Morgan & Company"
June 19, 2003	Chartered Accountants